Exhibit 23.1

August 25, 2026

The Board of Directors

HomesToLife Ltd

P.O. Box 31119, Grand Pavilion

Hibiscus Way, 802 West Bay Road

Grand Cayman, KY1-1205 Cayman Islands

Dear Sirs

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form F-1 of HomesToLife Ltd (the “Company”) of our report dated March 23, 2026, relating to the consolidated and combined balance sheets of HomesToLife Ltd and its subsidiaries as of December 31, 2025 and 2024 and the related consolidated and combined statements of operations and comprehensive income, consolidated and combined statement of changes in shareholders’ equity and cash flows for each of the three years in the period ended December 31, 2025, which report appears in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to us under the heading “Experts” in such Prospectus.

/s/ CLA Global TS Public Accounting Corporation

CLA Global TS Public Accounting Corporation

Singapore